Exhibit 99.7

WASHINGTONFIRST BANKSHARES, INC.

11921 Freedom Drive, Suite 250

Reston, Virginia 20190

This Proxy is Solicited on Behalf of the Board of Directors for use

at the Special Meeting of Shareholders on                     , 2012

The undersigned shareholder of WashingtonFirst Bankshares, Inc. (“WashingtonFirst”) hereby constitutes and appoints              and              and each of them, attorneys, agents and proxies with full power of substitution, to vote as proxy the number of shares of common stock, par value $0.01 per share, of WashingtonFirst which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of WashingtonFirst to be held at 11921 Freedom Drive, Suite 250, Reston, Virginia 20190 at .m., local time, on , 2012, and any adjournment or postponement thereof (the “Special Meeting”), with respect to the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated , 2012, timely receipt of which are hereby acknowledged.

This Proxy may be revoked at any time before it is exercised.

1.	Proposal to approve the Agreement and Plan of Reorganization, dated as of May 3, 2012, as amended, and related plan of merger (the “Reorganization Agreement”), among WashingtonFirst, Alliance Bankshares Corporation (“Alliance”) and Alliance Bank Corporation pursuant to which Alliance will merge with and into WashingtonFirst, with WashingtonFirst as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Reorganization Agreement.

	☐ For	☐ Against	☐ Abstain

2.	Proposal to amend the articles of incorporation of WashingtonFirst to increase the number of authorized shares of WashingtonFirst common stock from 25,000,000 to 50,000,000 (the “Authorized Share Amendment”).

	☐ For	☐ Against	☐ Abstain

3.	Proposal to amend the articles of incorporation of WashingtonFirst to establish a class of non-voting common stock having 10,000,000 authorized shares (the “Non-Voting Common Stock Amendment”).

	☐ For	☐ Against	☐ Abstain

4.	Proposal to approve the WashingtonFirst 2010 Equity Compensation Plan, as amended.

	☐ For	☐ Against	☐ Abstain

5.	Proposal, if necessary, to adjourn or postpone the Special Meeting to permit the further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to achieve a quorum or approve the Reorganization Agreement, the Authorized Share Amendment or the Non-Voting Common Stock Amendment.

	☐ For	☐ Against	☐ Abstain

In their discretion, upon any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof.

IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON THE REVERSE SIDE.

Shares of WashingtonFirst stock will be voted as specified in this Proxy. Unless otherwise specified, this Proxy will be voted “FOR” each proposal indicated above. If any other matter is properly presented at the Special Meeting or any postponement or adjournment thereof, the Proxy will be voted in accordance with the judgment of the persons appointed as proxies.

The board of directors of WashingtonFirst unanimously recommends a vote “FOR” the proposal to approve the Reorganization Agreement, “FOR” the Authorized Share Amendment, FOR” the Non-Voting Common Stock Amendment, “FOR” the proposal to approve the WashingtonFirst 2010 Equity Compensation Plan, as amended, and “FOR” the proposal to adjourn or postpone the special meeting if necessary. Such vote is hereby solicited on behalf of the board of directors of WashingtonFirst.

You may vote your shares in person by attending the Special Meeting.

Please sign, date and return this Proxy promptly using the enclosed envelope.

Please sign exactly as your name appears on the certificate(s) representing your share(s) of stock of WashingtonFirst. When shares are held by joint tenants, both should sign. When signing as attorney, trustee, executor, administrator or guardian, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.

Dated             , 2012

(Signature of Shareholder)

(Print Name of Shareholder)

(Signature of Shareholder)

(Print Name of Shareholder)